As filed with the Securities and Exchange Commission on December 12, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
METLIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4075851

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 Park Avenue
New York, New York 10166-0188

(Address of principal executive offices) (Zip Code)
Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates
New England Life Insurance Company 401(k) Savings Plan and Trust
New England Agents’ Retirement Plan and Trust
New England Agents’ Deferred Compensation Plan and Trust
(Full title of the plan)
James L. Lipscomb, Esq.
Executive Vice President and General Counsel
MetLife, Inc.
200 Park Avenue
New York, New York 10166-0188
212-578-2211
(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered(1)(2)	share(3)	price	registration fee
Common stock ($.01 par value per share) (4)	1,000,000 shares	$63.895	$63,895,000	$1,961.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional shares of MetLife, Inc. common stock which become issuable under the plans referenced above by reason of any applicable anti-dilution provisions.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans referenced above.

(3)	Estimated, in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is based on the average of the high and low prices of MetLife, Inc. common stock reported by the New York Stock Exchange on December 5, 2007, which is within five (5) business days prior to the date of this registration statement.

(4)	Each share of common stock includes a Series A Junior Participating Preferred Stock Purchase Right issued pursuant to the Stockholder Rights Agreement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by MetLife, Inc. (the “Company”) and the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (the “SIP”) are incorporated herein by reference and made a part hereof:
     (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and the SIP’s Annual Report on Form 11-K for the year ended December 31, 2006;
     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2006; and
     (c) The description of the Company’s common stock, incorporated by reference into the Company’s Registration Statement on Form 8-A (File No. 001-15787), filed with the Commission on March 31, 2000, from the Company’s Registration Statement on Form S-1 (Registration No. 333-91517), as amended, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company, the SIP, the New England Life Insurance Company 401(k) Savings Plan and Trust, the New England Agents’ Retirement Plan and Trust and the New England Agents’ Deferred Compensation Plan and Trust (collectively, the “Plans”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for all purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement as so modified or superceded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The Company’s directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and

Amended and Restated By-Laws. Such indemnification covers all costs and expenses incurred by a director or officer in his capacity as such. The stockholders of the Company, the Board of Directors, by a majority vote of a quorum of disinterested directors or by determination of a committee of disinterested directors appointed by the Board, or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification satisfied the applicable standard of conduct set forth in the Delaware General Corporate Law and the Amended and Restated By-Laws of the Company. In addition, the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.
     If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify, to the same extent allowed for the Company’s directors and officers, such person who was or is a party to a proceeding by reason of the fact that he is or was the Company’s employee or agent, or is or was serving at the Company’s request as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity.
     The Company has in force and effect policies insuring its directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of MetLife, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”)).

4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of MetLife, Inc., filed with the Secretary of State of Delaware on April 7, 2000 (Incorporated by reference to Exhibit 3.2 to the 2006 Annual Report).

4.3	Certificate of Designations of Floating Rate Non-Cumulative Preferred Stock, Series A, of MetLife, Inc., filed with the Secretary of State of Delaware on June 10, 2005 (Incorporated by reference to Exhibit 99.5 to the Company’s Registration

Exhibit Number	Description

Statement on Form 8-A filed on June 10, 2005).

4.4	Certificate of Designations of 6.50% Non-Cumulative Preferred Stock, Series B, of MetLife, Inc., filed with the Secretary of State of Delaware on June 14, 2005 (Incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form 8-A filed on June 15, 2005).

4.5	MetLife, Inc. Amended and Restated By-Laws effective March 20, 2006 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

4.6	Form of Certificate of Common Stock, par value $.01 per share (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-91517).

4.7	Rights Agreement dated as of April 14, 2000 between MetLife, Inc. and Chasemellon Shareholder Services, L.L.C. (predecessor to Mellon Investor Services LLC) (Incorporated by reference to Exhibit 4.48 to the 2006 Annual Report).

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (Included on the signature pages to this Registration Statement).
     The Company will submit or has submitted each of the Plans to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.
Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 12, 2007.

MetLife, Inc.
By:	/s/ C. Robert Henrikson
	Name:	C. Robert Henrikson
	Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints C. Robert Henrikson, James L. Lipscomb and Eric T. Steigerwalt, or any of them, as such person’s attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file on such person’s behalf individually and in each capacity stated below (i) any and all amendments including post-effective amendments) to this registration statement and any subsequent registration statement filed by MetLife, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and (ii) any and all other instruments which any of such attorneys-in-fact and agents deems necessary or advisable to comply with the Securities Act of 1933, the rules, regulations and requirements of the Securities and Exchange Commission and Blue Sky or other state securities laws and regulations, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Director
Sylvia Mathews Burwell

/s/ Burton A. Dole, Jr.	Director	December 12, 2007
Burton A. Dole, Jr.

/s/ Cheryl W. Grisé	Director	December 12, 2007
Cheryl W. Grisé

Signature	Title	Date

/s/ C. Robert Henrikson	Chairman, President and Chief Executive Officer	December 12, 2007
C. Robert Henrikson	(Principal Executive Officer)

/s/ James R. Houghton	Director	December 12, 2007
James R. Houghton

/s/ R. Glenn Hubbard	Director	December 12, 2007
R. Glenn Hubbard

Director
Helene L. Kaplan

Director
John M. Keane

/s/ James M. Kilts	Director	December 12, 2007
James M. Kilts

/s/ Charles M. Leighton	Director	December 12, 2007
Charles M. Leighton

/s/ Hugh B. Price	Director	December 12, 2007
Hugh B. Price

/s/ David Satcher	Director	December 12, 2007
David Satcher

/s/ Kenton J. Sicchitano	Director	December 12, 2007
Kenton J. Sicchitano

/s/ William C. Steere, Jr.	Director	December 12, 2007
William C. Steere, Jr.

/s/ William J. Wheeler	Executive Vice President and Chief	December 12, 2007
William J. Wheeler	Financial Officer (Principal Financial Officer)

/s/ Joseph J. Prochaska, Jr.	Executive Vice President, Finance	December 12, 2007
Joseph J. Prochaska, Jr.	Operations and Chief Accounting Officer (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 12, 2007.

Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates

By:	/s/ Margery Brittain
	Name:	Margery Brittain
	Title:	Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 12, 2007.

New England Life Insurance Company 401(k) Savings Plan and Trust

By:	/s/ Margery Brittain
	Name:	Margery Brittain
	Title:	Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 12, 2007.

New England Agents’ Retirement Plan and Trust

By:	/s/ Margery Brittain
	Name:	Margery Brittain
	Title:	Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 12, 2007.

New England Agents’ Deferred Compensation Plan and Trust

By:	/s/ Margery Brittain
	Name:	Margery Brittain
	Title:	Plan Administrator

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of MetLife, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”)).

4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of MetLife, Inc., filed with the Secretary of State of Delaware on April 7, 2000 (Incorporated by reference to Exhibit 3.2 to the 2006 Annual Report).

4.3	Certificate of Designations of Floating Rate Non-Cumulative Preferred Stock, Series A, of MetLife, Inc., filed with the Secretary of State of Delaware on June 10, 2005 (Incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form 8-A filed on June 10, 2005).

4.4	Certificate of Designations of 6.50% Non-Cumulative Preferred Stock, Series B, of MetLife, Inc., filed with the Secretary of State of Delaware on June 14, 2005 (Incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form 8-A filed on June 15, 2005).

4.5	MetLife, Inc. Amended and Restated By-Laws effective March 20, 2006 (Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

4.6	Form of Certificate of Common Stock, par value $.01 per share (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-91517).

4.7	Rights Agreement dated as of April 14, 2000 between MetLife, Inc. and Chasemellon Shareholder Services, L.L.C. (predecessor to Mellon Investor Services LLC) (Incorporated by reference to Exhibit 4.48 to the 2006 Annual Report).

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (Included on the signature pages to this Registration Statement).